Exhibit 99.1

JLL Income Property Trust

Fully Subscribes $197 Million Diversified DST

Chicago (September 3, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $7.0 billion in portfolio equity and debt investments, announced today that it has fully subscribed JLLX Diversified 11, DST. The $197 million program was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate while also deferring taxes.

JLLX Diversified 11, DST consists of a strategically diversified portfolio of twelve institutional-quality properties across three sectors: a seven-property industrial portfolio totaling 646,000 square feet in Chicago's O'Hare submarket, four healthcare buildings totaling 83,000 square feet located in Florida, Massachusetts, Kansas and Missouri, and a grocery-anchored retail shopping center of 49,000 square feet in Las Vegas, Nevada.

"We are thrilled to have fully subscribed JLLX Diversified 11, DST," said Drew Dornbusch, Head of JLL Exchange. "This offering represents our most diversified program to date, combining twelve high-quality assets across industrial, healthcare, and retail sectors in some of the nation's most strategic markets. The level of demand we continue to see underscores the value our platform provides to 1031 investors seeking institutional-grade real estate with meaningful tax and estate planning benefits."

"Industrial, healthcare, and grocery-anchored retail remain three of the most fundamentally sound property sectors in real estate," said Allan Swaringen, President and CEO of JLL Income Property Trust. "JLLX Diversified 11, DST provides investors with durable income streams supported by strong tenant demand, favorable demographic trends, and attractive market fundamentals. This program exemplifies our commitment to delivering diversified, income-stable real estate investments within a tax-advantaged structure."

Since its inception in 2019, JLL Exchange has attracted more than $2.5 billion across 30 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. To date, JLL Income Property Trust has completed 20 full cycle UPREIT transactions totaling $1.5 billion.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world's leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),

JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.

LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages US$86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results

This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future distributions will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com